FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2007

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

          Delaware                               1-9566                                   95-4087449
                   (State of Incorporation)     (Commission File No.)   (IRS Employer Identification No.)

401 Wilshire Boulevard, Santa Monica, California          90401-1490
                                                                                   (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:       (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended November 30, 2007 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.  Financial Statements and Exhibits.

     (d)  Exhibits

               99.1           Monthly Financial Data as of and for the period ended November 30, 2007 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: December 20, 2007                                                                                                         By: /s/ Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit                                                                                                                                                                                                                                                                                                                  Page

  99.1           Monthly Financial Data as of and for the period ended November 30, 2007                                                                                                                                                                          4-5

                                                                                                                                                                                               EXHIBIT 99.1

	First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unconsolidated Financial Highlights Unaudited (Dollars in thousands)

	As of, for the month ended November 30, 2007	As of, for the month ended October 31, 2007	As of, for the month ended November 30, 2006	As of, for the 11 months ended November 30, 2007	As of, for the 11 months ended November 30, 2006

Cash and investment securities	$392,042	$366,424	$396,674	$392,042	$396,674
Total mortgage-backed securities	$46,417	$47,249	$58,931	$46,417	$58,931
Total assets	$7,288,069	$7,302,090	$9,481,635	$7,288,069	$9,481,635

LOANS:
Total loans	$6,582,415	$6,631,727	$8,774,143	$6,582,415	$8,774,143

Loans funded:
Single-family loans	$38,269	$63,102	$103,657	$619,398	$1,831,094
Multi-family loans	60,702	73,003	14,334	291,697	227,632
Commercial & industrial real estate loans	3,160	1,910	700	18,525	11,757
Other loans	6,592	5,722	229	25,670	30,962
Total loans funded:	$108,723	$143,737	$118,920	$955,290	$2,101,445
Loans originated for third parties:	1,000	10,979	15,453	110,073	70,009
Total loans originated:	$109,723	$154,716	$134,373	$1,065,363	$2,171,454

Percentage of ARMs originated:	42%	55%	60%	52%	90%
Loan repayments:
Single-family loans	$101,606	$75,829	$209,963	$1,837,155	$2,139,704
Multi-family & commercial real estate loans	49,389	51,509	63,725	510,644	359,996
Other loans	1,817	2,672	12,408	42,925	49,007
	$152,812	$130,010	$286,096	$2,390,724	$2,548,707

Loans sold	$-	$619	$59,629	$417,191	$425,865
Percentage of adjustable rate loans to the total portfolio	91.58%	92.96%	97.06%	91.58%	97.06%
Non-performing assets to total assets ratio	2.34%	1.81%	0.22%	2.34%	0.22%

BORROWINGS:
Federal Home Loan Bank advances	$2,041,000	$1,832,000	$1,630,000	$2,041,000	$1,630,000
Reverse repurchase agreements	$120,000	$220,000	$980,000	$120,000	$980,000

DEPOSITS:
Retail deposits	$3,115,018	$3,078,027	$2,828,101	$3,115,018	$2,828,101
Wholesale deposits	1,145,397	1,303,937	3,123,338	1,145,397	3,123,338
	$4,260,415	$4,381,964	$5,951,439	$4,260,415	$5,951,439
Net increase (decrease)	$(121,549)	$(96,769)	$5,659	$(1,641,704)	$1,566,385

AVERAGE INTEREST RATES (CONSOLIDATED):
	As of, for the month ended November 30, 2007	As of, for the month ended October 31, 2007	As of, for the month ended November 30, 2006	As of, for the 11 months ended November 30, 2007	As of, for the 11 months ended November 30, 2006
Yield on loans	7.60%	7.70%	7.83%	7.92%	7.17%
Yield on investments	5.44%	5.48%	5.36%	5.49%	5.09%
Yield on earning assets	7.46%	7.54%	7.71%	7.77%	7.05%
Cost of deposits	4.26%	4.31%	4.52%	4.40%	4.03%
Cost of borrowings	5.20%	5.31%	5.38%	5.35%	4.83%
Cost of money	4.57%	4.63%	4.80%	4.69%	4.37%
Earnings spread	2.89%	2.91%	2.91%	3.08%	2.68%
Effective net spread	3.25%	3.26%	3.24%	3.49%	2.94%